UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014 (November 24, 2014)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amendment to Warrant Agreement with Credit Suisse Capital LLC

On November 24, 2014, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) entered into the Third Amendment (the “Third CS Amendment”) to the Master Terms and Conditions for Warrants, dated as of October 18, 2011 (the “CS Master Terms”), as supplemented by a confirmation dated October 18, 2011 (the “CS Confirmation”) and as amended by the amendment dated May 14, 2014 (the “First CS Amendment”) and the amendment dated November 18, 2014 (the “Second CS Amendment”), with Credit Suisse Capital LLC (as assignee of Credit Suisse International) (“Credit Suisse”). The CS Master Terms, as supplemented by the CS Confirmation and amended by the First CS Amendment and the Second CS Amendment, are referred to below as the “CS Warrant Agreement” and, as further amended by the Third CS Amendment, as the “Amended CS Warrant Agreement.” The CS Warrant Agreement governed the remaining outstanding warrants issued by the Company to Credit Suisse in 2011 in connection with the issuance of Regeneron’s 1.875% convertible senior notes (the “Convertible Notes”) and the related hedging transactions.

Pursuant to the Third CS Amendment, the number of warrants held by Credit Suisse has been reduced by 164,409, or 24.2%, resulting in 515,102 warrants being held by Credit Suisse in accordance with the Amended CS Warrant Agreement. The aggregate amount paid by the Company to Credit Suisse in consideration of entering into the Third CS Amendment is $50.8 million.

The Third CS Amendment contains customary representations and warranties of the Company and Credit Suisse, respectively.

The foregoing description of the Third CS Amendment is qualified in its entirety by reference to the full text of the Third CS Amendment, a copy of which will be filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2014 (the “2014 Form 10-K”).

Second Amendment to Warrant Agreement with Goldman, Sachs & Co.

On November 25, 2014, Regeneron entered into the Second Amendment (the “Second GS Amendment”) to the Master Terms and Conditions for Warrants, dated as of October 18, 2011 (the “GS Master Terms”), as supplemented by a confirmation dated October 18, 2011 (the “GS Confirmation”) and as amended by the amendment dated May 15, 2014 (the “First GS Amendment”), with Goldman, Sachs & Co. (“Goldman Sachs”). The GS Master Terms, as supplemented by the GS Confirmation and amended by the First GS Amendment, are referred to below as the “GS Warrant Agreement.” The GS Warrant Agreement governed the remaining outstanding warrants issued by the Company to Goldman Sachs in 2011 in connection with the issuance of the Convertible Notes and the related hedging transactions.

Pursuant to the Second GS Amendment, Regeneron and Goldman Sachs have agreed to reduce the remaining number of warrants held by Goldman Sachs by up to 493,229, or 48.9%, for an aggregate amount payable by Regeneron not to exceed $148.5 million. The reduction in the number of warrants will be determined based on the number of warrants with respect to which Goldman Sachs has closed out its hedge positions during the period starting on November 26, 2014 and ending no later than February 12, 2015 (the “Transaction Period”). The payment amount will be based on the volume-weighted average of the per share prices at which Goldman Sachs purchases shares of Regeneron common stock, par value $0.001 per share, in order to close out its hedge positions in respect of such warrants during the Transaction Period, and will be due on the third business day following the last day of the Transaction Period.

The Second GS Amendment contains customary representations, warranties and covenants of the Company and Goldman Sachs, respectively.

The foregoing description of the Second GS Amendment is qualified in its entirety by reference to the full text of the Second GS Amendment, a copy of which will be filed with the SEC as an exhibit to the 2014 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary

Date: November 26, 2014